BYLAWS

                                       OF

                          OCWEN ASSET INVESTMENT CORP.

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                                TABLE OF CONTENTS
                                                                            Page


ARTICLE I  OFFICES...........................................................  1
         Section 1.  Principal Office........................................  1
         Section 2.  Additional Offices......................................  1
         Section 3.  Fiscal and Taxable Years................................  1

ARTICLE II  DEFINITONS.......................................................  1

ARTICLE III.  MEETINGS OF SHAREHOLDERS.......................................  3
         Section 1.  Place...................................................  3
         Section 2.  Annual Meeting..........................................  3
         Section 3.  Special Meetings........................................  4
         Section 4.  Notice..................................................  4
         Section 5.  Scope of Notice.........................................  5
         Section 6.  Organization............................................  5
         Section 7.  Quorum..................................................  6
         Section 8.  Voting..................................................  6
         Section 9.  Proxies.................................................  7
         Section 10. Voting of Shares by Certain Holders.....................  7
         Section 11. Inspectors..............................................  8
         Section 12. Fixing Record Date......................................  8
         Section 13. Action Without a Meeting................................  9
         Section 14. Voting by Ballot........................................  9
         Section 15. Voting List.............................................  9
         Section 16. Shareholder Proposals................................... 10

ARTICLE IV  DIRECTORS........................................................ 11
         Section 1.  General Powers.......................................... 11
         Section 2.  Number, Tenure and Qualifications....................... 12
         Section 3.  Changes in Number; Vacancies............................ 12
         Section 4.  Resignations............................................ 13
         Section 5.  Removal of Directors.................................... 13
         Section 6.  Annual and Regular Meetings............................. 13
         Section 7.  Special Meetings........................................ 13
         Section 8.  Notice.................................................. 14
         Section 9.  Quorum.................................................. 14
         Section 10. Voting.................................................. 14
         Section 11. Telephone Meetings...................................... 15
         Section 12. Action Without a Meeting................................ 15
         Section 13. Compensation............................................ 16
         Section 14. Policies and Resolutions................................ 16
         Section 15. Nominations............................................. 16

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ARTICLE V  COMMITTEES........................................................ 18
         Section 1.  Committees of the Board................................. 18
         Section 2.  Telephone Meetings...................................... 19
         Section 3.  Action By Committees Without a Meeting.................. 19

ARTICLE VI  OFFICERS......................................................... 20
         Section 1.  General Provisions...................................... 20
         Section 2.  Subordinate Officers, Committees and Agents............. 20
         Section 3.  Removal and Resignation................................. 21
         Section 4.  Vacancies............................................... 21
         Section 5.  General Powers.......................................... 21
         Section 6.  Duties of the Chairman of the Board..................... 21
         Section 7.  Duties of the Chief Executive Officer and the President. 22
         Section 8.  Duties of the Senior Managing Directors,
                           Managing Directors, Executive Vice Presidents,
                           Senior Vice Presidents and Vice Presidents........ 23
         Section 9.  Duties of the Treasurer................................. 23
         Section 10. Duties of the Secretary................................. 23
         Section 11. Other Duties of Officers................................ 24
         Section 12. Salaries................................................ 24

ARTICLE VII  CONTRACTS, NOTES, CHECKS AND DEPOSITS........................... 24
         Section 1.  Contracts............................................... 24
         Section 2.  Checks and Drafts....................................... 25
         Section 3.  Deposits................................................ 25

ARTICLE VIII  SHARES......................................................... 25
         Section 1.  Share Certificates  .................................... 25
         Section 2.  Lost Certificate........................................ 26
         Section 3.  Transfer Agents and Registrars.......................... 26
         Section 4.  Transfer of Shares...................................... 26
         Section 5.  Stock Ledger............................................ 27

ARTICLE IX  DISTRIBUTIONS.................................................... 27
         Section 1.  Declaration............................................. 27
         Section 2.  Contingencies........................................... 28

ARTICLE X  SEAL.............................................................. 28
         Section 1.  Seal.................................................... 28
         Section 2.  Affixing Seal........................................... 28

ARTICLE XI  WAIVER OF NOTICE................................................. 29
         Waiver of Notice.................................................... 29

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ARTICLE XII  AMENDMENT OF BYLAWS............................................. 29
         Section 1.  By Directors............................................ 29
         Section 2.  By Shareholders......................................... 30


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                                     BYLAWS

                                       OF

                          OCWEN ASSET INVESTMENT CORP.



         The Board of Directors of Ocwen Asset Investment Corp. (the "Corporation") hereby sets out the Bylaws of the Corporation in their entirety, as follows:

                                    ARTICLE I

                                     OFFICES


         Section 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, or at any other place or places as the Board of Directors may designate.

         Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

         Section 3. FISCAL AND TAXABLE YEARS. The fiscal and taxable years of the Corporation shall begin on January 1 and end on December 31.

                                   ARTICLE II

                                   DEFINITIONS


          For purposes of these Bylaws, the following words shall have the meanings set forth below:

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                  (a) For the purposes of this Section C, the term "Manager"
means the Person responsible for directing day-to-day business affairs of the Corporation, including any Person to which the Manager subcontracts substantially all such functions.

                  (b) For purposes of this Section C, "Affiliate" of a Person shall mean (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such other Person, and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

                  (c) For the purposes of this Section C, an indirect relationship shall include circumstances in which a director's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with the Manager or any of its Affiliates.

                  (d) For the purposes of this Section C, a business relationship is material PER SE if the gross revenue derived from the potential director from the Manager and its Affiliates exceeds 5% of his or her (i) annual gross revenue from all sources in either of the last two years and (ii) net worth, on a fair market value basis.

                  (e) The term "Person" means and includes any natural person, corporation, partnership, association, trust, limited liability company or any legal entity.

                  (f) Notwithstanding anything herein to the contrary, at all times beginning ninety (90) days following the initial public offering of the Corporation's shares (except during a

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period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director's term of office), a majority of the Board of Directors shall be "Independent Directors." "Independent Directors" shall mean any director who within the last two years has not directly or indirectly (i) been employed by the Manager or any of its Affiliates or been an officer or director of the Manager or any of its Affiliates, (ii) performed services for the Manager or any of its Affiliates or (iii) had any material business or professional relationship with the Manager or any of its Affiliates.

                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS


         Section 1. PLACE. All meetings of shareholders shall be held at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, or at such other place within the United States as shall be stated in the notice of the meeting.

         Section 2. ANNUAL MEETING. The Chief Executive Officer, the President or the Board of Directors may fix the time of the annual meeting of the shareholders for the election of Directors and the transaction of any business as may be properly brought before the meeting, but if no such date and time is fixed by the Chief Executive Officer, the President or the Board of Directors, the meeting for any calendar year shall be held on the fourth Thursday in May, if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding business day that is not a legal holiday.

         Section 3. SPECIAL MEETINGS. The Chief Executive Officer, the President, a majority of

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the Board of Directors or a majority of the Independent Directors may call special meetings of the shareholders. Special meetings of shareholders also shall be called by the Secretary upon the written request of the holders of shares entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any annual or special meeting of the shareholders held during the preceding twelve months.

         Section 4. NOTICE. Not less than 10 nor more than 60 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid.

         Notice of a meeting of shareholders to act on (i) an amendment of the Articles of Incorporation of the Corporation (the "Articles of Incorporation"),
(ii) plan of merger or share

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exchange, (iii) the sale, lease, exchange or other disposition of all, or substantially all, the property of the Corporation otherwise than in the usual and regular course of its business, or (iv) the dissolution of the Corporation, shall be given in the manner provided above, to each shareholder, whether or not entitled to vote, not less than twenty-five nor more than sixty days before the date of the meeting. Any such notice shall state that one of the purposes of the meeting is to consider the particular extraordinary corporate act and, when applicable, shall be accompanied by a copy of the (i) proposed amendment, (ii) plan of merger or share exchange, or (iii) agreement pursuant to which the disposition of all or substantially all of the Corporation's property will be effected.

         Section 5. SCOPE OF NOTICE. No business shall be transacted at a special meeting of shareholders except that specifically designated in the notice of the meeting. Subject to the provisions of Section 16 of this Article III, any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

         Section 6. ORGANIZATION. At every meeting of the shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting and act as Chairman in the order stated: the Vice Chairman of the Board, if there be one, the Chief Executive Officer, the President, the Senior Managing Directors, the Managing Directors, the Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents, in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast. The Secretary, or,

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in his or her absence, an Assistant Secretary, or in the absence of both the
Secretary and Assistant Secretaries, a person appointed by the Chairman shall act as Secretary.

         Section 7. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section 7 shall not affect any requirement under any statute, the Articles of Incorporation or these Bylaws for the vote necessary for the adoption of any measure. If such quorum shall not be present at any meeting of the shareholders, the shareholders representing a majority of the shares entitled to vote at such meeting, present in person or by proxy, may vote to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting until such quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any meeting at which Directors are to be elected shall be adjourned only from day to day, as may be directed by shareholders representing a majority of the shares who are present in person or by proxy and who are entitled to vote on the election of Directors.

         Section 8. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a director. There shall be no cumulative voting. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, by the Articles of Incorporation or by these

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Bylaws. Each shareholder of record shall have the right, at every meeting of shareholders, to one vote for each share held.

         Section 9. PROXIES. A shareholder may vote the shares owned of record by him or her, either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of another corporation, if entitled to be voted, may be voted by the president, a vice president or a proxy appointed by the president or a vice president of such other corporation, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such other corporation presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

         Shares of its own stock indirectly owned by this Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Board of Directors may adopt by resolution a procedure by which a shareholder may certify in writing to the Corporation that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set

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forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

         Section 11. INSPECTORS. At any meeting of shareholders, the Chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

         Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

         Section 12. FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to

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receive payment for any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment thereof.

         Section 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

         Section 14. VOTING BY BALLOT. Voting on any question or in any election may be VIVA VOCE unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

         Section 15. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of

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shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with.

         Section 16. SHAREHOLDER PROPOSALS. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than ninety (90) days in advance of the annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business

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desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

         In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 16, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted. No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this
Section 16, PROVIDED, HOWEVER, that nothing in this Section 16 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.
                                   ARTICLE IV

                                    DIRECTORS

         Section 1. GENERAL POWERS. The Board of Directors shall have full power to conduct, manage, and direct the business and affairs of the Corporation, and all powers of the Corporation, except those specifically reserved or granted to the shareholders by statute or by the Articles of Incorporation or these Bylaws, shall be exercised by, or under the authority of, the Board of Directors. Unless otherwise agreed between the Corporation and the Director, each individual Director, including each Independent Director, may engage in other business activities of the type conducted by the Corporation and is not required to present to the Corporation any

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investment opportunities presented to them even though the investment opportunities may be within the scope of the Corporation's investment policies.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be not less than one (1) nor more than nine (9). Directors need not be shareholders in the Corporation.

         At all times beginning ninety (90) days following the initial public offering of the Corporation's shares (except during a period not to exceed sixty
(60) days following the death, resignation, incapacity or removal from office of a Director prior to the expiration of the Director's term of office), a majority of the Directors shall be Independent Directors.

         Section 3. CHANGES IN NUMBER; VACANCIES. Any vacancy occurring on the Board of Directors may, subject to the provisions of Section 5 of this Article IV, be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum; provided, however, that a majority of Independent Directors shall nominate replacements for vacancies among the Independent Directors, which replacements must be elected by a majority of the Directors, including a majority of the Independent Directors. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors including a majority of Independent Directors. If the shareholders of any class or series are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his or her successor is elected and

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qualified. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court, who has pled guilty or NOLO CONTENDERE to, or been convicted of, a felony involving moral turpitude, or who has willfully violated the Corporation's Articles of Incorporation or these Bylaws.

         Section 4. RESIGNATIONS. Any Director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

         Section 5. REMOVAL OF DIRECTORS. The shareholders may, at any time, remove any Director, with or without cause, by the affirmative vote of the holders of not less than two-thirds of all the shares entitled to vote on the election of Directors and may elect a successor to fill any resulting vacancy for the balance of the term of the removed Director.

         Section 6. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Virginia, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

         Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the President, a majority of the Board of Directors or a majority of the Independent Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Virginia, as the place for holding any special meeting of the

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Board of Directors called by them.

         Section 8. NOTICE. Notice of any special meeting of the Board of Directors shall be given by written notice delivered personally, telegraphed, telecopied or mailed to each Director at his or her business or resident address. Personally delivered, telegraphed or telecopied notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

         Section 9. QUORUM. Subject to the provisions of Section 10 of this
Article IV, a majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a quorum is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         Subject to the provisions of Section 10 of this Article IV, the Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

         Section 10. VOTING. (a) Except as provided in subsection (b) of this
Section 10, the action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for

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such action by the Articles of Incorporation, these Bylaws, or applicable statute.

                  (b) Notwithstanding anything in these Bylaws to the contrary,
(i) any action pertaining to a sale or other disposition of an "Initial Investment," as defined in the Corporation's registration statement on Form S-11 (the "Registration Statement"), as declared effective by the Securities and Exchange Commission (the "SEC") in connection with the Corporation's initial public offering of common shares (the "Initial Public Offering") (ii) any action pertaining to the refinancing of or prepayment of any principal on the "Assumed Indebtedness" as defined in the Registration Statement as declared effective by the SEC in connection with the Initial Public Offering, (iii) any action pertaining to the purchase of any real estate asset, (iv) any other action pertaining to any transaction involving the Corporation, including the purchase, sale, lease, or mortgage of any real estate asset or any other transaction, in which an advisor, Director or officer of the Corporation, or any Affiliate of any of the foregoing persons, has any direct or indirect interest other than solely as a result of their status as a director, officer, or shareholder of the Corporation and (v) subject to the Corporation having sufficient funds, any decision to decrease the Corporation's quarterly distributions to holders of common shares below $.15 per common share, must be approved by a majority of the Directors, including a majority of the Independent Directors, even if the Independent Directors constitute less than a quorum.

         Section 11. TELEPHONE MEETINGS. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at

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any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each Director and such written consent is filed with the minutes of proceedings of the Board of Directors.

         Section 13. COMPENSATION. Directors shall receive such reasonable compensation for their services as Directors as the Board of Directors may fix or determine from time to time; such compensation may include a fixed sum, shares of the Corporation and reimbursement of reasonable expenses incurred in traveling to and from or attending regular or special meetings of the Board of Directors or of any committee thereof.

         Section 14. POLICIES AND RESOLUTIONS. It shall be the duty of the Board of Directors to insure that the purchase, sale, retention and disposal of the Corporation's assets, the investment policies and the borrowing policies of the Corporation and the limitations thereon or amendment thereof are at all times:

                  (a) consistent with such policies, limitations and restrictions as are contained in these Bylaws, or in the Corporation's Articles of Incorporation, or as described in the Registration Statement or in the Corporation's ongoing periodic reports filed with the SEC following the Initial Public Offering, subject to revision from time to time at the discretion of the Board of Directors without shareholder approval unless otherwise required by law; and

                  (b) in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.

         Section 15. NOMINATIONS. Subject to the rights of holders of any class or series of shares having a preference over the common shares as to distributions or upon liquidation, nominations for the election of Directors shall be made by the Corporation's notice of the meeting of shareholders for such election, the Board of Directors, or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                    ARTICLE V

                                   COMMITTEES

         Section 1. COMMITTEES OF THE BOARD. The Board of Directors may appoint from among its members an executive committee and other committees comprised of two or more Directors. The Board of Directors shall appoint an audit committee of which is comprised entirely of Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect Directors, declare distributions on shares, recommend to the shareholders any action which requires shareholder approval, amend or repeal these Bylaws, approve any merger or share exchange which does not require shareholder approval, or issue shares. However, if the Board of Directors has given general authorization for the issuance of shares, a committee of the Board of Directors, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of shares, subject to classification or reclassification, and the terms on which any shares may be issued.

         Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

         One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

         Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

         Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

         Section 2. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 3. ACTION BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

                                   ARTICLE VI

                                    OFFICERS

         Section 1. GENERAL PROVISIONS. The officers of the Corporation may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Senior Managing Directors, one or more Managing Directors, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries and such other officers as may be elected in accordance with the provisions of
Section 2 of this Article VI. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President and Secretary. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

         Section 2. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time elect such other officers and appoint such committees, employees, other agents as the business of the Corporation may require, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

         Section 3. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

         Section 4. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

         Section 5. GENERAL POWERS. All officers of the Corporation as between themselves and the Corporation shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.

         Section 6. DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and the shareholders. The Chairman of the Board shall have such other powers and perform such other duties as are prescribed by these Bylaws and as usually pertain to such office and as may be assigned to him or her at any time or from time to time by the Board of Directors.

         Section 7. DUTIES OF THE CHIEF EXECUTIVE OFFICER AND THE PRESIDENT. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have the responsibility for carrying out the policies of the Board of Directors, subject to the direction of the Board, and shall have general supervision over the business and affairs of the Corporation. The President shall report to the Chief Executive Officer and shall have the responsibility for carrying out the policies of the Board of Directors and the Chief Executive Officer, subject to their direction. In the absence of the Chairman of the Board, the Chief Executive Officer (or the President in the case where the Chief Executive Officer and the Chairman of the Board are the same individual or the Chief Executive Office is absent) shall preside at meetings of the Board of Directors and the shareholders. The Chief Executive Officer or the President may employ and discharge employees and agents of the Corporation, except as otherwise prescribed by the Board of Directors, and may delegate those powers. The Chief Executive Officer or the President may vote the Shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons. The Chief Executive Officer and the President shall have such other powers and perform such other duties as are prescribed by these Bylaws and as usually pertain to such office and as may be assigned to him or her at any time or from time to time by the Board of Directors.

         Section 8. DUTIES OF THE SENIOR MANAGING DIRECTORS, MANAGING DIRECTORS, EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. Each Senior Managing Director, Managing Director, Executive Vice President, Senior Vice President and Vice President, if any, shall have such powers and duties as may from time to time be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors. Any Senior Managing Director, Managing Director, Executive Vice President, Senior Vice President or Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors, the Chief Executive Officer or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

         Section 9. DUTIES OF THE TREASURER. The Treasurer shall have such powers and duties as may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

         Section 10. DUTIES OF THE SECRETARY. The Secretary shall act as secretary of all meetings of the Board of Directors, the Executive Committee and all other Committees of the Board and shareholders of the Corporation. He or she shall keep and preserve the minutes of all such meetings in the proper book or books provided for that purpose. He or she shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall, in general perform, all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

         Section 11. OTHER DUTIES OF OFFICERS. Any officer of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed by the Board of Directors, the Chief Executive Officer or the President.

         Section 12. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                                   ARTICLE VII

                      CONTRACTS, NOTES, CHECKS AND DEPOSITS


         Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

         Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

         Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                  ARTICLE VIII

                                     SHARES

         Section 1. SHARE CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each kind and class of shares held by him or her in the Corporation. Each certificate shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, a Senior Managing Director or a Managing Director and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal.

         The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which is restricted as to its transferability or voting powers, which is preferred or limited as to its distributions or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of such information.

         Section 2. LOST CERTIFICATE. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his or her legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

         Section 3. TRANSFER AGENTS AND REGISTRARS. At such time as the Corporation lists its securities on a national securities exchange or qualifies for trading in the over-the-counter market, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

         Section 4. TRANSFER OF SHARES. No transfers of shares of the Corporation shall be made if (i) void AB INITIO pursuant to any provision of the Corporation's Articles of Incorporation or (ii) the Board of Directors, pursuant to any provision of the Corporation's Articles of Incorporation, shall have refused to permit the transfer of such shares. Permitted transfers of shares of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the Corporation's Articles of Incorporation or by action of the Board of Directors thereunder, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

                                   ARTICLE IX

                                  DISTRIBUTIONS

         Section 1. DECLARATION. Distributions upon the shares of the Corporation may be declared by the Board of Directors, subject to applicable provisions of law and the Articles of Incorporation. Distributions may be paid in cash, property or shares of the Corporation, subject to applicable provisions of law and the Articles of Incorporation.

         Section 2. CONTINGENCIES. Before payment of any distributions, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing distributions, for repairing or maintaining the property of the Corporation, its subsidiaries or any partnership for which it serves as general partner, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                    ARTICLE X

                                      SEAL

         Section 1. SEAL. The Corporation may have a corporate seal, which may be altered at will by the Board of Directors. The Board of Directors may authorize one or more duplicate or facsimile seals and provide for the custody thereof.

         Section 2. AFFIXING SEAL. Whenever the Corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE XI

                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to the Articles of Incorporation or these Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XII

                               AMENDMENT OF BYLAWS


         Section 1. BY DIRECTORS. The Board of Directors shall have the power to adopt, alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Board of Directors shall not alter or repeal this Article XII or any Bylaws made by the shareholders and provided that any amendment to Section 2, Section 3, Section 5, Section 9, or Section 10(b) of Article IV requires the affirmative vote of 80% of the entire Board of Directors, including a majority of the Independent Directors.

         Section 2. BY SHAREHOLDERS. The shareholders shall have the power to adopt, alter or repeal any Bylaws of the Corporation and to make new Bylaws, provided that any amendment to Section 2, Section 3, Section 5, Section 9, or
Section 10(b) of Article IV requires the affirmative vote of the holders of two-thirds of all the outstanding shares entitled to vote on the election of Directors, voting separately as a class.


Dated:   December 14, 1998